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EXHIBIT 10.1

HELICOS BIOSCIENCES CORPORATION

First Amendment

Amended and Restated Management Incentive Bonus Plan

A.    The Helicos BioSciences Corporation Amended and Restated Management Incentive Bonus Plan (the "Incentive Plan"), is amended by:

  1.    Inserting the following sentence at the end of Section 1:

          "Payments made under the Incentive Plan may be made in cash or in unrestricted shares of the Company's common stock, $.001 par value ("Common Stock"), under any of the Company's equity incentive plans."

  2.    Deleting the "and" at the end of the fifth bullet point clause in Section 3 under the heading "Compensation Committee Responsibilities:".

  3.    Inserting the following new bullet point clause at the end of Section 3 under the heading "Compensation Committee Responsibilities:":

    "    •    Determine whether any bonus award or portion thereof shall be payable in cash or shares of Common Stock."

  4.    Inserting a new Section 4(f):

          "(f)    If the Compensation Committee elects to pay any bonus award or portion thereof in the form of Common Stock, the number of shares of Common Stock to be paid to such Covered Executive shall be equal to the bonus award to which such Covered Executive is entitled under the Incentive Plan divided by the reported closing price of the Common Stock on the Nasdaq Global Market (or the public market on which the Common Stock then trades) on the date such bonus award is determined, or the preceding trading date if there are no market quotations on such date."

B.    This Amendment shall be effective as of September 8, 2009.

C.    Except as amended herein, the Amended and Restated Management Incentive Bonus Plan is confirmed in all other respects.

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  EXHIBIT 10.1